Exhibit 10.1

FORM OF ADVISORY AGREEMENT

AMONG

CLARION PROPERTY TRUST INC.,

CLARION PROPERTY TRUST OPERATING PARTNERSHIP LP,

AND

CPT ADVISORS LLC

TABLE OF CONTENTS

1.	Definitions	1
2.	Appointment	6
3.	Duties of the Advisor	6
4.	Authority of Advisor	9
5.	Sub-Advisors	9
6.	Bank Accounts	10
7.	Records; Access	10
8.	Limitations on Activities	10
9.	Relationship with Directors	10
10.	Advisory Fee	11
11.	Expenses	12
12.	Other Services	13
13.	Reimbursement to the Advisor	13
14.	Other Activities of the Advisor	14
15.	Relationship of the Parties	14
16.	The Clarion Name	15
17.	Term of Agreement	15
18.	Termination by the Parties	15
19.	Assignment to an Affiliate	15
20.	Payments to and Duties of Advisor Upon Termination	15
21.	Indemnification by the Company and the Operating Partnership	16
22.	Indemnification by Advisor	16
23.	Non-Solicitation	16
24.	Miscellaneous	17

i

FORM OF ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (the “Agreement”), dated as of the          day of     , 2010 and effective as of the date the Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission (the “Effective Date”), is among Clarion Property Trust Inc., a Maryland corporation (the “Company”), Clarion Property Trust Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and CPT Advisors LLC, a Delaware limited liability company. Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below.

W I T N E S S E T H

WHEREAS, the Company intends to qualify as a REIT, and to invest its funds in investments permitted by the terms of Sections 856 through 860 of the Code;

WHEREAS, the Company is the general partner of the Operating Partnership and intends to conduct all of its business and make all Investments through the Operating Partnership;

WHEREAS, the Company and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board, all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.             DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:

Acquisition Expenses. Any and all expenses incurred by the Company, the Operating Partnership, the Advisor, or any of their Affiliates in connection with the selection, acquisition, origination, making or development of any Investments, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums, and the costs of performing due diligence.

Advisor. CPT Advisors LLC, a Delaware limited liability company, any successor advisor to the Company, the Operating Partnership or any Person to which CPT Advisors LLC or any successor advisor subcontracts substantially all of its functions. Notwithstanding the foregoing, a Person hired or retained by CPT Advisors LLC to perform sub-advisory or property management and related services for the Company or the Operating Partnership that is not hired or retained to perform substantially all of the functions of CPT Advisors LLC with respect to the Company or the Operating Partnership as a whole shall not be deemed to be an Advisor.

Advisory Fee. The fee payable to the Advisor pursuant to Section 10.

Affiliate or Affiliated. With respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10.0% or more of the outstanding voting securities of such other Person; (ii) any Person 10.0% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Annual Total Return. As further described in Section 10, the investment return provided to Stockholders, which shall generally be equal to the aggregate sum for all Shares outstanding during the period of (i) distributions paid per Share over the period plus (ii) the increase or decrease of NAV per Share over the period.

Articles of Incorporation. The Articles of Incorporation of the Company, as amended from time to time.

Average Invested Assets. For a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Investments before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

Board. The board of directors of the Company, as of any particular time.

Business Day. Any day on which the New York Stock Exchange is open for trading.

Bylaws. The bylaws of the Company, as the same are in effect from time to time.

Cause. With respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor in connection with performing its duties hereunder.

Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Company. Company shall have the meaning set forth in the preamble of this Agreement.

Dealer Manager. ING Funds Distributor, LLC, or such other Person or entity selected by the Board to act as the dealer manager for the Offering.

Dealer Manager Fee. The dealer manager fee payable to the Dealer Manager as described in the Company’s Prospectus.

Director. A member of the Board.

Distribution Fee. The distribution fee payable to the Dealer Manager and reallowable to Participating Broker-Dealers with respect to Shares sold by them as described in the Company’s Prospectus.

Distributions. Any distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

Effective Date. Effective Date shall have the meaning set forth in the preamble of this Agreement.

Excess Amount. Excess Amount shall have the meaning set forth in Section 13.

Expense Year. Expense Year shall have the meaning set forth in Section 13.

Fixed Component. The non-variable component of the Advisory Fee as described in Section 10(b).

GAAP. Generally accepted accounting principles as in effect in the United States of America from time to time.

Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Company through all Offerings, without deduction for Selling Commissions, volume discounts, any due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Participating Broker-Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

Indemnitee. Indemnitee and Indemnitees shall have the meaning set forth in Section 21 herein.

Independent Director. Independent Director shall have the meaning set forth in the Articles of Incorporation.

Investment Company Act. The Investment Company Act of 1940, as amended.

Investments. Any investments by the Company or the Operating Partnership in Real Property and Real Estate Related Assets.

Joint Ventures. The joint venture or partnership arrangements (other than with the Operating Partnership) in which the Company or any of its subsidiaries is a co-venturer or general partner which are established to acquire Real Properties.

Listing. The listing of the Shares on a national securities exchange or the receipt by the Stockholders of securities that are listed on a national securities exchange in exchange for the Company’s common stock. Upon such Listing, the Shares shall be deemed Listed.

Loans. Any indebtedness or obligations in respect of borrowed money or evidenced by bonds, notes, debentures, deeds of trust, letters of credit or similar instruments, including mortgages and mezzanine loans.

NASAA REIT Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007, as may be amended from time to time.

NAV. The Company’s net asset value, calculated pursuant to the Valuation Guidelines.

Net Income. For any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets.

Offering. The public offering of Shares pursuant to a Prospectus.

Operating Partnership. Operating Partnership shall have the meaning set forth in the preamble of this Agreement.

Operating Partnership Agreement. The Limited Partnership Agreement of Clarion Property Trust Operating Partnership LP, as amended from time to time.

Organizational and Offering Expenses. All expenses incurred by or on behalf of the Company in connection with and in preparing the Company for registration of, and subsequently offering and distributing to the public, its Shares, whether incurred before or after the date of this Agreement, which may include but are not limited to: total underwriting and brokerage discounts and commissions including fees of the underwriters’ attorneys; expenses for printing, engraving and mailing; salaries of employees while engaged in sales activity; telephone and other telecommunications costs; all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings); charges of transfer agents, registrars, trustees, escrow holders, depositories and experts; and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including accountants’ and attorneys’ fees and expenses.

Participating Broker-Dealers. Broker-dealers who are members of the Financial Industry Regulatory Authority, or that are exempt from broker-dealer registration, and who, in either case, have executed participating dealer or other agreements with the Dealer Manager to sell Shares in an Offering.

Performance Component. The variable component of the Advisory Fee as described in Section 10(b).

Person. An individual, corporation, partnership, trust, joint venture, limited liability company or other entity.

Primary Offering. The portion of an Offering other than the Shares offered pursuant to the Company’s distribution reinvestment plan.

Priority Return Percentage. Priority Return Percentage has the meaning set forth in Section 10(d).

Prospectus. A “Prospectus” under Section 2(10) of the Securities Act, including a preliminary Prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

Real Estate Related Assets. Any investments by the Company or the Operating Partnership in (i) mortgage, mezzanine, bridge and other loans on Real Property, (ii) equity securities such as common stocks, preferred stocks and convertible securities of public or private real estate companies, and (iii) debt securities such as collateralized mortgage backed securities, commercial mortgages and other debt securities.

Real Property. Real property owned from time to time by the Company or the Operating Partnership, either directly or through Joint Ventures, which consists of (i) land only, (ii) land, including the buildings located thereon, (iii) buildings only or (iv) such investments the Board and the Advisor mutually designate as Real Property to the extent such investments could be classified as Real Property.

Registration Statement. That certain registration statement on Form S-11 of the Company filed with the Securities and Exchange Commission related to the registration of the Shares for the Company’s initial Offering.

REIT. A “real estate investment trust” under Sections 856 through 860 of the Code or as may be amended.

Related Party. With respect to any Person, any other Person whose ownership of Shares would be attributed to the first such Person under Code Section 544 (as modified by Code Section 856(h)(1)(B)).

Securities Act. The Securities Act of 1933, as amended.

Selling Commission. That percentage of Gross Proceeds from the sale of Shares in the Primary Offering payable to the Dealer Manager and reallowable to Participating Broker-Dealers with respect to Shares sold by them as described in the Company’s Prospectus.

Shares. The shares of the Company’s common stock, par value $0.01 per share.

Stockholders. The registered holders of the Shares.

Sub-Advisor. Sub-Advisor and Sub-Advisors shall have the meaning set forth in Section 5.

Termination Date. The date of termination of this Agreement or expiration of this Agreement in the event this Agreement is not renewed for an additional term.

Total Operating Expenses. All costs and expenses paid or incurred by the Company, as determined under GAAP, that are in any way related to the operation of the Company or its business, including the Advisory Fee, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of securities, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition fees and Acquisition Expenses, (vii) real estate commissions on the sale of Real Property, and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgages or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). The definition of “Total Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Total Operating Expenses under the NASAA REIT Guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

2%/25% Guidelines. 2%/25% Guidelines shall have the meaning set forth in Section 13.

Valuation Guidelines. The valuation guidelines adopted by the Board, as amended from time to time.

2.             APPOINTMENT. The Company and the Operating Partnership hereby appoint the Advisor to serve as their advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

3.             DUTIES OF THE ADVISOR. The Advisor undertakes to use its best efforts to present to the Company and the Operating Partnership potential investment opportunities and to provide the Company and the Operating Partnership with a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Articles of Incorporation and Bylaws and the Operating Partnership Agreement, the Advisor shall, either directly or by engaging an Affiliate or a third party:

(a)       serve as the Company’s and the Operating Partnership’s investment and financial advisor and provide research and economic and statistical data in connection with the Company’s and the Operating Partnership’s Investments and investment policies;

(b)       provide the daily management for the Company and the Operating Partnership and perform and supervise the various administrative functions reasonably necessary for the management of the Company and the Operating Partnership, including the collection of revenues and the payment of the Company’s and the Operating Partnership’s debts and obligations; maintenance of appropriate computer services to perform such administrative functions; maintaining the Company’s and the Operating Partnership’s books and records; and organizing meetings of the Board;

(c)       determine the proper allocation of the Company’s and the Operating Partnership’s Investments between (i) Real Property, (ii) Real Estate Related Assets, and (iii) cash and cash equivalents and other short-term investments;

(d)       consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company’s financial, valuation and other policies and, as necessary, furnish the Directors with advice and recommendations with respect to the making of investments and dispositions consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company or the Operating Partnership;

(e)       subject to the provisions of Section 4 hereof, (i) locate, analyze and select potential Investments; (ii) structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of Investments will be made; (iii) research, identify, review and recommend acquisitions and dispositions of Investments to the Board and make investments on behalf of the Company and the Operating Partnership in compliance with the investment objectives and policies of the Company; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, Investments; (v) enter into leases and service contracts for Investments and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Investments; (vi) actively oversee and manage Investments for purposes of meeting the Company’s investment objectives; (vii) select Joint Venture partners, structure corresponding agreements and oversee and monitor these relationships; (viii) oversee Affiliated and non-Affiliated property managers who perform services for the Company or the Operating Partnership; (ix) oversee Affiliated and non-Affiliated Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement; and (x) manage accounting and other record-keeping functions for the Company and the Operating Partnership;

(f)        negotiate on behalf of the Company and the Operating Partnership with banks or lenders for Loans to be made to the Company and the Operating Partnership, and negotiate on behalf of the Company and the Operating Partnership with investment banking firms and broker-dealers or negotiate private sales of Shares or other securities of the Company or the Operating Partnership and obtain Loans for the Company and the Operating Partnership, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company or the Operating Partnership;

(g)       monitor the operating performance of the Investments and provide periodic reports with respect thereto to the Board, including comparative information with respect to such operating performance and budgeted or projected operating results;

(h)       from time to time, or at any time reasonably requested by the Directors, make reports to the Directors of its performance of services to the Company and the Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its Affiliates;

(i)        calculate, at the end of each Business Day, the NAV as provided in the Valuation Guidelines, and in connection therewith, (i) obtain appraisals and reports (which may, but are not required to, be prepared by the Advisor or its Affiliates), where required and appropriate, concerning the value of the Investments and (ii) engage such third-party appraisal managers as the Advisor deems appropriate to supervise the appraisal process; provided that any appraisal manager shall be approved in advance of engagement by the Board;

(j)        deliver to, or maintain on behalf of, the Company copies of all appraisals obtained in connection with the investments in any Real Property;

(k)       provide the Company and the Operating Partnership with all necessary cash management services;

(l)        arrange, negotiate, coordinate and manage operations of any Joint Venture interests held by the Company or the Operating Partnership and conduct all matters with any Joint Venture partners;

(m)      communicate on the Company’s or the Operating Partnership’s behalf with the respective holders of any of the Company’s or the Operating Partnership’s equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective relations with such holders;

(n)       evaluate and recommend to the Board hedging strategies and modifications thereto in effect and cause the Company to engage in overall hedging strategies consistent with the Company’s status as a REIT and with the Company’s investment policies approved by the Board;

(o)       advise the Company regarding the maintenance of the Company’s exemption from the Investment Company Act and monitor compliance with the requirements for maintaining an exemption from such act;

(p)       advise the Company regarding the maintenance of the Company’s status as a REIT and monitor compliance with the various REIT qualification tests and other rules set out in the Code and the regulations promulgated thereunder;

(q)       invest or reinvest any money of the Company or the Operating Partnership (including investing in short-term investments pending investment in long-term Investments, payment of fees, costs and expenses, or payments of distributions to the Stockholders and the Operating Partnership’s partners), and advise the Company and the Operating Partnership as to the Company’s or the Operating Partnership’s respective capital structure and capital raising;

(r)        investigate, select, and, on behalf of the Company and the Operating Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including, but not limited to, entering into contracts in the name of the Company and the Operating Partnership with any of the foregoing;

(s)       cause the Company and the Operating Partnership to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the REIT provisions of the Code and to conduct compliance reviews thereto, as required;

(t)        cause the Company and the Operating Partnership to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(u)       assist the Company in maintaining the registration of the Shares under federal and state securities laws and complying with all federal, state and local regulatory requirements applicable to the Company in respect of the Offering and the Company’s business activities (including the Sarbanes-Oxley Act of 2002), including preparing or causing to be prepared all supplements to the Prospectus, post-effective amendments to the registration statement for any Offering and financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Act and the Securities Exchange Act of 1934, as amended;

(v)       take all necessary actions to enable the Company and the Operating Partnership to make required tax filings and reports, including soliciting Stockholders for required information to the extent provided by the REIT provisions of the Code;

(w)      handle and resolve all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company and the Operating Partnership may be involved or to which the Company and the Operating Partnership may be subject, arising out of the Company’s or the Operating Partnership’s day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board;

(x)        use commercially reasonable efforts to cause expenses incurred by or on behalf of the Company and the Operating Partnership to be reasonable or customary and within any budgeted parameters or expense guidelines set by the Board from time to time;

(y)       do all things necessary to assure its ability to render the services described in this Agreement;

(z)        perform such other services as may be required from time to time for the management and other activities relating to the Company’s and the Operating Partnership’s respective business and assets as the Board shall reasonably request or the Advisor shall deem appropriate under the particular circumstances; and

(aa)     use commercially reasonable efforts to cause the Company and the Operating Partnership to comply with all applicable laws.

4.             AUTHORITY OF ADVISOR.

(a)           Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 8), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board (by virtue of its approval of this Agreement and authorization of the execution hereof by the officers of the Company) hereby delegates to the Advisor the authority to take, or cause to be taken, any and all actions and to execute and deliver any and all agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the judgment of the Advisor, may be necessary or advisable in connection with the Advisor’s duties described in Section 3, including the making of any Investment that fits within the Company’s investment objectives, strategy and guidelines, policies and limitations as described in the Company’s Prospectus and within the discretionary limits and authority as granted to the Advisor from time to time by the Board.

(b)           Notwithstanding the foregoing, any investment in an Investment that does not fit within the Company’s investment objectives, strategy, guidelines, policies and limitations as described in the Company’s Prospectus and within the discretionary limits and authority as granted from time to time by the Board, will require the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board, as the case may be.

(c)           If a transaction requires approval by the Directors, the Advisor will deliver to the Directors all documents and other information required by them to properly evaluate the proposed transaction.

(d)           The prior approval of a majority of the Independent Directors not otherwise interested in the transaction and a majority of the Directors not otherwise interested in the transaction will be required for each transaction to which the Advisor or its Affiliates is a party.

(e)           The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 4; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company or the Operating Partnership prior to the date of receipt by the Advisor of such notification.

5.             SUB-ADVISORS. The Advisor is hereby authorized to enter into one or more sub-advisory agreements with other investment advisors (each, a “Sub-Advisor”) pursuant to which the Advisor may obtain the services of the Sub-Advisor(s) to assist the Advisor in fulfilling any of its responsibilities hereunder. Specifically, the Advisor may retain a Sub-Advisor to recommend specific real properties, securities or other investments based upon the Company’s investment objectives, policies, guidelines and restrictions, and work, along with the Advisor, in sourcing, structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Advisor and the Board.

(a)           The Advisor and not the Company shall be responsible for any compensation payable to any Sub-Advisor. Notwithstanding the foregoing, the Company shall reimburse the Advisor for any expenses properly incurred by the Sub-Advisor, to the extent such expenses would be reimbursable if incurred by the Advisor pursuant to the terms of Section 11 hereof, in order for the Advisor to timely reimburse the Sub-Advisor for such out-of-pocket costs.

(b)           Any sub-advisory agreement entered into by the Advisor shall be in accordance with the requirements of the Articles of Incorporation and other applicable federal and state law.

6.             BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or the Operating Partnership or in the name of the Company and the Operating Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, under such terms and conditions as the Directors may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Directors and to the auditors of the Company, as applicable.

7.             RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

8.             LIMITATIONS ON ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or its Shares, or otherwise not be permitted by the Articles of Incorporation or Bylaws of the Company, except if such action shall be ordered by the Directors, in which case the Advisor shall notify promptly the Directors of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Directors. In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Directors so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and members, and partners, directors, officers, members and stockholders of the Advisor’s Affiliates shall not be liable to the Company or to the Directors or Stockholders for any act or omission by the Advisor, its directors, officers, employees, or members, and partners, directors, officers, members or stockholders of the Advisor’s Affiliates taken or omitted to be taken in the performance of their duties under this Agreement except as provided in Section 22 of this Agreement.

9.             RELATIONSHIP WITH DIRECTORS. Subject to Section 8 of this Agreement and to restrictions advisable with respect to the qualification of the Company as a REIT, directors, managers, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parent of an Affiliate, may serve as a Director and as officers of the Company, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Directors and no such Director shall be deemed an Independent Director for purposes of satisfying the Director independence requirement set forth in the Articles of Incorporation.

10.          ADVISORY FEE.

(a)           The Advisor is not entitled to acquisition, disposition or financing fees.

(b)           The Advisor shall receive the Advisory Fee as compensation for services rendered hereunder. The Advisory Fee will be calculated using a detailed policy approved by the Board, including a majority of the Independent Directors, and agreed to by the Advisor, which shall be consistent with the description of the calculation of the Advisory Fee as set forth herein.  The Advisory Fee will be comprised of two separate components: (1) a fixed component in an amount equal to 1/365th of 1.1% of NAV for each day (the “Fixed Component”), subject to reduction in accordance with Section 10(c) below, and (2) a performance component (the “Performance Component”) that is paid annually and calculated based on the Annual Total Return.

(c)           The amount of the Fixed Component that accrues each day shall be reduced by up to 1/365th of 0.20% of NAV for such day, to the extent and in the same amount that the daily accrual of the Distribution Fee for such day is increased with respect to that portion of the overall NAV represented by Shares held by a Participating Broker-Dealer that meets certain thresholds of Shares under management.  In all cases, the aggregate of the daily accrual of the Fixed Component and the Distribution Fee will total 1/365th of 1.60% of NAV for each day.

(d)           The Performance Component will not be paid for any calendar year in which the Annual Total Return expressed as a percentage is less than or equal to 6.0% (the “Priority Return Percentage”). The dollar amount of the Performance Component will equal 25.0% of the difference between (i) the Annual Total Return and (ii) the amount required to provide Stockholders an Annual Total Return equal to the Priority Return Percentage. In no event will the Performance Component exceed 10.0% of the Annual Total Return for any calendar year.  In the event NAV per share decreases below $10.00 on any day during the measurement period, any increase in NAV per share to $10.00 shall not be included in the calculation of the Performance Component.  If the Performance Component is payable pursuant to this Section 10(d), the Advisor will be entitled to such payment even in the event that the Annual Total Return to Stockholders (or any particular Stockholder) expressed as a percentage on a cumulative basis over any longer or shorter period has been less than the Priority Return Percentage. The Advisor shall not be obligated to return any portion of any Advisory Fee paid based on the Company’s subsequent performance.

(e)           The Advisor shall, on a daily basis, (i) accrue a liability reserve account equal to the amount due for both the Fixed Component and the Performance Component, such accrual to be reflected in the NAV per share calculation for such day; and (ii) calculate the Annual Total Return, prorated as of the end of such day and, based on such calculation, adjust the balance of liability reserve accrual to reflect the estimated amount due on account of the Performance Component.

(f)            The Advisory Fee will accrue daily and is payable in cash. The Fixed Component is payable monthly in arrears (after the close of business and NAV calculations for the last Business Day for such month), the Performance Component is payable promptly after the audited financial statements for each calendar year become available, provided that if this Agreement or its term expires without renewal prior to December 31 of any calendar year, then the Performance Component for such partial year shall be payable promptly after the Company files its unaudicted financial statements on Form 10-Q for the quarter that includes the Termination Date.  The Performance Component shall be payable for each calendar year in which this Agreement is in effect, even if the Agreement is in effect for less than a full calendar year.  In the event this Agreement is terminated or its term expires without renewal, the Advisory Fee will be calculated and due and payable after the calculation of NAV on the Termination Date. If the Advisory Fee is payable with respect to any partial calendar month or calendar year, the Fixed

Component will be prorated based on the number of days elapsed during any partial calendar month and the Performance Component will be prorated based on the number of days elapsed during and Annual Total Return achieved for the period of such partial calendar year.

(g)           In the event the Company or the Operating Partnership commences a liquidation of its Investments during any calendar year, the Company will pay the Advisor its Advisory Fee from the proceeds of the liquidation and the performance component of the Advisory Fee will be calculated at the end of the liquidation period prior to the distribution of the liquidation proceeds to the Stockholders.

(h)           In lieu of cash, the Advisor may elect to receive the payment of any of its fees in Shares.  Any such Shares will be valued at the Company’s NAV per Share on the issue date and will not be eligible for redemption by the Advisor until six months from the issue date.

11.          EXPENSES.

(a)           As required by the NASAA REIT Guidelines, the cumulative Selling Commissions, Dealer Manager Fees, Distribution Fees and Organizational and Offering Expenses paid by the Company will not exceed 15.0% of Gross Proceeds from the sale of Shares in the Primary Offering.

(b)           In addition to the compensation paid to the Advisor pursuant to Section 10 hereof, the Company or the Operating Partnership shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company and the Operating Partnership pursuant to this Agreement, including, but not limited to:

(i)            Organizational and Offering Expenses; provided that within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Company to the extent the Organizational and Offering Expenses, Selling Commissions, Dealer Manager Fees and Distribution Fees borne by the Company exceed 15.0% of the Gross Proceeds raised in the completed Offering;

(ii)           Acquisition Expenses incurred in connection with the selection and acquisition of Investments, including such expenses incurred related to assets pursued or considered but not ultimately acquired by the Company, subject to limitations set forth in the Articles of Incorporation;

(iii)          the actual cost of goods and services used by the Company and obtained from entities not affiliated with the Advisor;

(iv)          interest and other costs for borrowed money, including discounts, points and other similar fees;

(v)           taxes and assessments on income of the Company or Investments, taxes as an expense of doing business and any other taxes otherwise imposed on the Company and its business, assets or income;

(vi)          costs associated with insurance required in connection with the business of the Company or by the Board;

(vii)         expenses of managing, improving, developing, operating and selling Investments, whether payable to an Affiliate of the Company or a non-affiliated Person;

(viii)        all expenses in connection with payments to the Directors for attending meetings of the Board and Stockholders;

(ix)           expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;

(x)            expenses of organizing, redomesticating, merging, liquidating or dissolving the Company or of amending the Articles of Incorporation or the Bylaws;

(xi)           expenses of providing services for and maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xii)          administrative service expenses, including but not limited to personnel and related employment costs incurred by the Advisor or its Affiliates in performing the services described in Section 3 hereof, including but not limited to reasonable salaries, bonuses and wages, benefits and overhead of all individuals whose primary job function relates to the Company’s business, provided that no reimbursement shall be made for costs of such employees of the Advisor or its Affiliates to the extent that such employees perform services for which the Advisor receives a separate fee and provided further that in the event that personnel costs are reimbursed for individuals who serve as executive officers of the Company, the Advisor shall cause the Company to include disclosures of the amount of such costs in its next quarterly or annual report filed with the Securities and Exchange Commission; and

(xiii)         audit, accounting and legal fees and other fees for professional services relating to the operations of the Company and all such fees incurred at the request, or on behalf of, the Board, the Independent Directors or any committee of the Board.

(c)           Expenses incurred by the Advisor on behalf of the Company and the Operating Partnership and payable pursuant to this Section 11 shall be reimbursed no less than monthly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Company and the Operating Partnership and the calculation of the Advisory Fee during each quarter, and shall deliver such statement to the Company and the Operating Partnership within forty-five (45) days after the end of each quarter.

(d)           In lieu of cash, the Advisor may elect to receive the reimbursement of any of its expenses in Shares.  Any such Shares will be valued at the Company’s NAV per Share on the issue date and will not be eligible for redemption by the Advisor until six months from the issue date.

12.          OTHER SERVICES. Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company and the Operating Partnership other than set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

13.          REIMBURSEMENT TO THE ADVISOR. The Company shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that in the four consecutive fiscal quarters then ended (the “Expense Year”) exceeded (the “Excess Amount”) the greater of 2.0% of Average Invested Assets or 25.0% of Net Income (the “2%/25% Guidelines”) for such year unless the Independent Directors determine that such excess was justified, based on unusual and nonrecurring factors that the Independent Directors deem sufficient. If the Independent Directors do not approve such excess as being so justified, any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If the Independent Directors determine such excess was justified, then, within sixty (60) days after the end of any fiscal quarter of the Company for which total reimbursed Total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor, at the direction of the Independent Directors, shall cause such fact to be disclosed to the Stockholders in writing (or the Company shall disclose such fact to the Stockholders in the next quarterly report of the Company or by filing a Current Report on Form 8-K with the Securities and Exchange Commission within sixty (60) days of such quarter end), together with an explanation of the factors the Independent Directors considered in determining that such excess were justified. The Company will ensure that such determination will be reflected in the minutes of the meetings of the Board. All figures used in the foregoing computations shall be determined in accordance with GAAP applied on a consistent basis.

14.          OTHER ACTIVITIES OF THE ADVISOR.

(a)           Relationship. Nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, member, partner, employee, or stockholder of the Advisor or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association and earn fees for rendering such services. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. Specifically, it is contemplated that the Company may enter into joint ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such joint ventures or arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service.

(b)           Time Commitment. The Advisor shall, and shall cause its Affiliates and their respective employees, officers and agents to, devote to the Company such time as shall be reasonably necessary to conduct the business and affairs of the Company in an appropriate manner consistent with the terms of this Agreement. The Company acknowledges that the Advisor and its Affiliates and their respective employees, officers and agents may also engage in activities unrelated to the Company and may provide services to Persons other than the Company or any of its Affiliates.

(c)           Investment Opportunities. The Advisor shall use its best efforts to present to the Company and the Operating Partnership a number of potential investment opportunities appropriate for the portfolio of the Company and the Operating Partnership consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Company or the Operating Partnership even if the opportunity is of a character that, if presented to the Company or the Operating Partnership, could be taken by the Company or the Operating Partnership. In the event an investment opportunity is located, the allocation procedure set forth under the caption “Conflicts of Interest — Certain Conflict Resolution Measures — Allocation of Investment Opportunities” in the Prospectus shall govern the allocation of the opportunity among the Company and the Operating Partnership, on the one hand, and Affiliates of the Advisor, on the other hand; provided any changes to the procedure shall be presented in advance and approved by the Board, including a majority of the Independent Directors.

15.          RELATIONSHIP OF THE PARTIES. The Company and the Operating Partnership, on the one hand, and the Advisor on the other, are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

16.          THE CLARION NAME.  The Advisor and its Affiliates have a proprietary interest in the name “Clarion.”  The Advisor hereby grants to the Company a non-transferable, non-assignable, non-exclusive, royalty-free right and license to use the name “Clarion” during the term of this Agreement.  Accordingly, and in recognition of this right, if at any time the Company ceases to retain the Advisor or one of its Affiliates to perform advisory services for the Company, the Company will, promptly after receipt of written request from the Advisor, cease to conduct business under or use the name “Clarion” or any derivative thereof and the Company shall change its name and the names of any of its subsidiaries to a name that does not contain the name “Clarion” or any other word or words that might, in the reasonable discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any of its Affiliates.  At such time, the Company will also make any changes to any trademarks, servicemarks or other marks necessary to remove any references to the word “Clarion.” Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in Real Property and Real Estate Related Assets) and financial and service organizations having “Clarion” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company.

17.          TERM OF AGREEMENT. This Agreement shall continue in force for a period of one year from the Effective Date, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. It is the duty of the Directors to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

18.          TERMINATION BY THE PARTIES. This Agreement may be terminated (i) immediately by the Company or the Operating Partnership for Cause or upon the bankruptcy of the Advisor or upon a material breach of this Agreement by the Advisor; provided, that such material breach is not capable of being cured or has not been cured within thirty (30) days after the giving of notice thereof by the Company or the Operating Partnership to the Advisor; (ii) upon sixty (60) days’ written notice without Cause or penalty by a majority vote of the Independent Directors; or (iii) upon sixty (60) days’ written notice by the Advisor. The provisions of Sections 16 and 20 through 32 survive termination of this Agreement.

19.          ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Advisor to an Affiliate with the approval of a majority of the Directors (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Directors. This Agreement shall not be assigned by the Company or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Operating Partnership to a corporation, limited partnership or other organization which is a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Operating Partnership are bound by this Agreement.

20.          PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.

(a)           After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company or the Operating Partnership within thirty (30) days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement, subject to the 2%/25% Guidelines to the extent applicable.

(b)           The Advisor shall promptly upon termination:

(i)            pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)           deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii)          deliver to the Board all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and

(iv)          cooperate with the Company and the Operating Partnership to provide an orderly management transition.

21.          INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP. The Company and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees (the “Indemnitees,” and each an “Indemnitee”), from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Maryland, the Articles of Incorporation or the provisions of Section II.G of the NASAA REIT Guidelines.

22.          INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, gross negligence or reckless disregard of its duties; provided, however, that the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

23.          NON-SOLICITATION. During the period commencing on the Effective Date and ending one year following the Termination Date, the Company shall not, without the Advisor’s prior written consent, directly or indirectly, (i) solicit or encourage any person to leave the employment or other service of the Advisor or its Affiliates, or (ii) hire, on behalf of the Company or any other person or entity, any person who has left the employment within the one year period following the termination of that person’s employment the Advisor or its Affiliates. During the period commencing on the date hereof through and ending one year following the Termination Date, the Company will not, whether for its own account or for the account of any other Person, intentionally interfere with the relationship of the Advisor or its Affiliates with, or endeavor to entice away from the Advisor or its Affiliates, any person who during the term of the Agreement is, or during the preceding one-year period, was a tenant, co-investor, co-developer, joint venturer or other customer of the Advisor or its Affiliates.

24.          MISCELLANEOUS.

(a)           Notices.  Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by courier or overnight carrier or by registered or certified mail to the addresses set forth herein:

To the Company:	Clarion Property Trust Inc. 230 Park Avenue New York, NY 10169
	Attention:	Edward L. Carey, Co-President
Douglas L. DuMond, Co-President

To the Operating Partnership:	Clarion Property Trust Operating Partnership LP 230 Park Avenue New York, NY 10169
	Attention:	Edward L. Carey, Co-President, Clarion
Property Trust Inc.
Douglas L. DuMond, Co-President,
Clarion Property Trust Inc.

To the Advisor:	CPT Advisors LLC 230 Park Avenue New York, NY 10169
	Attention:	Edward L. Carey, Co-President
Douglas L. DuMond, Co-President

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 24.

(b)           Modification.  This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

(c)           Severability.  The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(d)           Construction.  The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to the conflicts-of-law principles that would require the application of any other law.

(e)           Entire Agreement.   This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

(f)            Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(g)           Gender.  Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

(h)           Titles Not to Affect Interpretation.  The titles of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

(i)            Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

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IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first above written.

Clarion Property Trust Inc.

By:
Name:
Title:

Clarion Property Trust Operating Partnership LP

By:	Clarion Property Trust Inc.,
Its General Partner

By:
Name:
Title:

CPT Advisors LLC

By:	ING Clarion Partners LLC,
Its member

By:
Name:
Title: